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                                                                 Exhibit 10.37


                                  FORM OF

                 RETENTION BONUS AND SEVERANCE AGREEMENT

      THIS AGREEMENT (the "Agreement"), dated as of May 2, 2002, is between StarMedia Network, Inc. ("StarMedia"), and EXECUTIVE, an individual ("Executive").

      WHEREAS, Executive is employed by StarMedia and StarMedia recognizes Executive's past service and continued commitment to StarMedia.

      NOW, THEREFORE, the parties agree as follows:

      1.   AT-WILL EMPLOYMENT.

      Executive acknowledges and agrees that his employment status is that of an employee-at-will and that Executive's employment may be terminated by StarMedia or Executive at any time with or without cause and with or without notice. Executive has not relied, and will not rely, on any statements or representations, whether oral or in writing, by any officers, employees or agents of StarMedia concerning the duration or term of employment, grounds and procedures for discharge or termination of employment, or any other terms and conditions of employment except those specifically stated in writing and signed by both Executive and an authorized director of StarMedia.

      2.   PERFORMANCE AND RETENTION BONUS.

      For the year 2002 only, Executive will receive a performance and retention bonus. To receive the bonus, Executive must be employed by StarMedia on the date that the bonus is paid. The bonus will be paid in two equal installments: July 10, 2002 and January 10, 2003, each installment in the amount of $________, less standard deductions and withholdings.

      3.   TERMINATION AND SEVERANCE.

            3.1 TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE. In the event that Executive is terminated For Cause (as defined below) or if Executive voluntarily terminates his employment and is not Constructively Discharged (as defined below), StarMedia shall pay Executive all compensation due and owing through the last day actually worked and thereafter all of StarMedia's obligations under this Agreement shall cease.

            3.2 TERMINATION NOT FOR CAUSE OR CONSTRUCTIVE DISCHARGE. (a) If within one year from the date hereof, StarMedia terminates Executive's employment for any reason other than For Cause or if Executive is Constructively Discharged, StarMedia shall pay Executive all compensation due and owing through the last day actually worked. In addition, if Executive


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signs a release substantially in the form attached as Annex A, Executive will receive a severance payment of $________ (the "Severance Payment"), less applicable and authorized deductions.

            (b) For purposes hereof, any rejection of this Agreement under
Section 365 of the Bankruptcy Code or any other termination of this Agreement other than as expressly contemplated herein or mutually agreed by StarMedia and Executive shall be deemed to be a termination of Executive's employment other than For Cause.

            3.3 DEFINITION OF FOR CAUSE. StarMedia's termination of Executive's employment with StarMedia shall be "For Cause" if, in the reasonable opinion of the Board: (i) Executive breached the terms of this Agreement and such breach is not cured within ten (10) days after Executive has received written notice from StarMedia of such breach, (ii) Executive exhibits dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence in the performance of his duties under this Agreement, (iii) Executive is convicted of a crime other than a minor traffic violation, or (iv) Executive refuses or fails to act on any lawful directive or order from the Board.

            3.4 DEFINITION OF CONSTRUCTIVE DISCHARGE. Executive's resignation from employment with StarMedia shall be a "constructive discharge" if (i) Executive resigns because StarMedia has made a material reduction in Executive's salary or benefits or otherwise has breached the terms of this Agreement and such breach has not been cured within ten (10) days after Executive has provided notice thereof to StarMedia, or (ii) the Executive's office is relocated more than 50 miles from the Executive's present office.

            3.5 LETTER OF CREDIT. StarMedia shall use its best efforts furnish to Executive a mutually acceptable letter of credit issued by a major United States bank in the amount of the Severance Payment. Executive is hereby authorized draw down the amount of the Severance Payment in the event that StarMedia fails to make timely payment thereof in accordance with this Agreement.

      4.   TERM.

      This Agreement shall be valid for a term of one year from the date hereof.

      5.   GOVERNING LAW.

      This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York without reference to conflict of law principal.

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      6.   ENTIRE AGREEMENT.

      This Agreement contains all the understandings and representations between the parties pertaining to the subject matter of this Agreement and supersedes all undertakings and agreement, whether oral or in writing, previously entered into by them on this subject.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    StarMedia Network, Inc.



                                    By: _______________________
                                    Name:
                                    Title:



                                    EXECUTIVE



                                    _______________________________


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                          RELEASE AND WAIVER OF CLAIMS

      In exchange for the Severance Payments and other benefits to which I would not otherwise be entitled, I hereby furnish StarMedia Network, Inc., ("StarMedia") with the following release and waiver.

      I hereby release, and forever discharge StarMedia, its officers, directors, agents, employees, stockholders, attorneys, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed ("Claims"), arising at any time prior to and including the date I sign this Release with respect to any claims relating to my employment and the termination of my employment, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with my employment with StarMedia or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in StarMedia, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination Act of 1990; the New York Human Rights Law, the Florida Civil Rights Law as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; emotional distress; and breach of the implied covenant of good faith and fair dealing.

      [IF OVER 40 YEARS OLD] I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so);
(c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

      Notwithstanding the foregoing, this Release shall not apply to any Claims to enforce (i) any of Company's obligations under the terms or provisions of the Performance and Retention Bonus and Severance Agreement, dated May __, 2002, between me and Company, (ii) any of Company's obligation to indemnify me pursuant to any indemnification arrangements for directors and officers as in effect from time to time during my employment or otherwise or (iii) the release executed and delivered to me by Company on the date hereof.

      Date:_____________________            Name:_________________________

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